Exhibit 99.1

News Release For Immediate Release www.ball.com	Investor Relations: Ann T. Scott 303-460-3537, ascott@ball.com
Media Contact: Renee Robinson
303-460-2476, rarobins@ball.com
Media Contact: Dan Whelan
310-282-9202
Dwhelan@platinumequity.com

Ball Corporation Agrees to Sell U.S. Steel Food and Steel Aerosol Assets,
Form Joint Venture with Platinum Equity

BROOMFIELD, Colo., June 21, 2018 — Ball Corporation (NYSE:BLL) and Platinum Equity today announced that they have entered into joint venture and definitive purchase agreements to form Ball Metalpack, a new packaging company that manufactures steel containers for aerosol products, food, household consumables, pet food, nutritional and other products in the United States. Platinum Equity will own 51 percent of Ball Metalpack and Ball Corporation will own 49 percent.

Ball Corporation will contribute its U.S. steel food and aerosol packaging manufacturing assets to the joint venture. These include the following tinplate steel assets: Canton (Brookline and Warner Rd.) and Columbus, Ohio; Milwaukee and Deforest, Wisconsin; Chestnut Hill, Tennessee; Horsham, Pennsylvania; Springdale, Arkansas, and Oakdale, California. In 2017, these U.S. tinplate steel assets had sales of $746 million and comparable operating earnings of $48 million.  Jim Peterson, who currently manages those assets, will act as CEO of the joint venture.

In return, Ball Corporation will receive more than $600 million in pre-tax proceeds from the transaction and will retain a 49 percent interest in Ball Metalpack, for a total value of approximately $675 million.

Ball Corporation will continue to wholly own and operate its aluminum aerosol packaging facilities in the U.S., Canada, Europe, India and Mexico, and its steel aerosol facilities in Argentina, as well as the Findlay, Ohio, metal packaging facility, which largely produces aluminum beverage containers. The Findlay, Ohio facility will continue to produce two-piece steel food cans for Ball Metalpack under a long-term supply contract.

“We have a long-standing relationship with the Platinum Equity team. They have created tremendous value in the packaging sector, our management knows them well and we are confident they are the ideal partner. The upfront cash proceeds and our retained stake in the joint venture company will benefit Ball shareholders,” said John A. Hayes, chairman, president and CEO. “This agreement enhances our ability to immediately return additional value to shareholders via share repurchases, reduce Ball’s leverage and grow EVA dollars. More than half of the proceeds from today’s announcement will be used to repurchase stock, increasing the 2018 share buyback to be in the range of $675 million by year end. Our 2019 financial goals of $2 billion of comparable EBITDA and free cash flow in excess of $1 billion remain unchanged, although they will be slightly more challenging to achieve following the sale of these assets and its related earnings and cash flow.”

Platinum Equity is a global private equity firm with $13 billion of assets under management and a highly specialized focus on business operations. The firm has substantial packaging expertise, and more than 20 years’ experience acquiring and operating businesses that have been part of large corporate entities. Platinum Equity previously owned BWAY, a North American manufacturer of rigid metal and plastic containers. During Platinum Equity’s ownership, BWAY’s EBITDA grew 45 percent through a combination of operational improvements and growth initiatives.

“Platinum has a lot of experience in this sector, and our M&A&O® playbook is proven to drive earnings growth and create value,” said Platinum Equity Partner Louis Samson. “We are excited to partner with Ball Corporation and the Ball Metalpack management team headed up by Jim Peterson, and are confident that together we’ll deliver for customers and shareholders alike.”

Ball expects the U.S. steel asset sale and joint venture transaction to close in July 2018 with approximately 1,300 employees transferring from Ball to the joint venture.  Post-close, Ball Metalpack’s financial results will be reported in equity in results of affiliates within Ball’s consolidated statements of earnings. Ball’s global aluminum aerosol and Argentine tinplate steel aerosol businesses will be led by Stan Platek, vice president and general manager, and its financial results will be reported in the Other non-reportable segment.

Goldman Sachs & Co. LLC is serving as financial advisor to Ball Corporation, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as Ball Corporation’s legal counsel. Latham & Watkins LLP is serving as Platinum Equity’s legal counsel.

About Ball Corporation

Ball Corporation supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 18,300 people worldwide and reported 2017 net sales of $11 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

About Platinum Equity

Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with $13 billion of assets under management and a portfolio of more than 30 operating companies that serve customers around the world. The firm is currently investing from Platinum Equity Capital Partners IV, a $6.5 billion global buyout fund. Platinum Equity specializes in mergers, acquisitions and operations — a trademarked strategy it calls M&A&O® — acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 23 years Platinum Equity has completed more than 200 acquisitions.

Forward-Looking Statements

This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates,” “believes,” “targets,” “likely” and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any of such statements should be read in conjunction with, and, qualified in their entirety by, the cautionary statements referenced below. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; competitive activity; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or a loss of a major customer or supplier; political instability and sanctions; currency controls; changes in foreign exchange or tax rates, including due to the effects of the 2017 U.S. Tax Cuts and Jobs Act; and tariffs or other governmental actions in any country affecting goods produced by us or in our supply chain, including imported raw materials,  such as pursuant to section 232 of the U.S. Trade Expansion Act of 1962; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including the U.S. government elections, budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives and synergies; interest rates affecting our debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, including with respect to the Rexam PLC acquisition and its integration, or the associated divestiture; the effect of the acquisition or the divestiture on our business relationships, operating results and business generally. These forward-looking statements in this press release are based on numerous assumptions regarding the present and future business strategies of Ball, Platinum Equity and the joint venture and the environment in which each will operate in the future.  These forward-looking statements are based largely on the expectations of Ball and Platinum Equity and are subject to a number of risks and uncertainties.  These include, but are not limited to, the ability to achieve the expected benefits from the transaction within the time frames indicated or at all, and that the separation of the operations of the joint venture may be more difficult or costly than expected.

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